EXHIBIT 4(L)


                                                                  CONFORMED COPY




                       AMENDMENT AND RESTATEMENT AGREEMENT
                   RELATING TO SUBORDINATED FACILITY AGREEMENT

            TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP

                             TXU ELECTRICITY LIMITED

                                    TXU CORP.

                                 CITIBANK, N.A.

                              BA AUSTRALIA LIMITED

                           WESTPAC BANKING CORPORATION

                                       and

                             CITISECURITIES LIMITED




                                    FREEHILL
                                   -----------
                                   HOLLINGDALE
                                   -----------
                                     & PAGE
                                   -----------


              101 Collins Street Melbourne Victoria 3000 Australia
                           GPO Box 128A Melbourne 3001
       Telephone (03) 9288 1234 Facsimile (03) 9288 1567 DX 240 Melbourne
                           Reference: PWS:SKC:20870612

MELBOURNE  SYDNEY  PERTH  CANBERRA  BRISBANE  SINGAPORE  HANOI  HO CHI MINH CITY
                CORRESPONDENT OFFICES IN JAKARTA AND KUALA LUMPUR

      Liability is limited by the Solicitors Scheme under the Professional
                            Standards Act 1994 (NSW)


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TABLE OF CONTENTS

Clause                                                                      Page

1 DEFINITIONS AND INTERPRETATION                                               2

     1.1 New definitions                                                       2
     1.2 Incorporated definitions                                              4
     1.3 Interpretation                                                        4
     1.4 Headings                                                              5
     1.5 Transaction Document                                                  5
     1.6 Partnership                                                           5

2 FACILITY AGREEMENT AND TEXAS GUARANTEE                                       5

     2.1 Interest Payment                                                      5
     2.2 Repayment and Re-Borrowing                                            5
     2.3 Novation                                                              6
     2.4 Amendment and restatement of Facility Agreement and replacement of
         Texas Guarantee                                                       6
     2.5 Amendments not to affect validity, rights, obligations                7
     2.6 Confirmation                                                          7

3 NEW FINANCIERS                                                               8

4 REPRESENTATIONS AND WARRANTIES                                               8

     4.1 Representations and warranties of the Partnership                     8
     4.2 Scope                                                                 9
     4.3 Representations and Warranties of the Guarantor                       9

5 GENERAL                                                                      9

     5.1 Governing law and jurisdiction                                        9

6 MISCELLANEOUS                                                                9

     6.1 Counterparts                                                          9
     6.2 Exercise of rights                                                   10
     6.3 Waiver and variation                                                 10
     6.4 Supervening legislation                                              10
     6.5 Approvals and consent                                                10
     6.6 Remedies cumulative                                                  10
     6.7 Time of the essence                                                  10
     6.8 Further assurances                                                   10

SCHEDULE 1 - ORIGINAL FINANCIERS

SCHEDULE 2 - FORM OF AMENDED AND RESTATED SUBORDINATED FACILITY AGREEMENT

SCHEDULE 3 - NEW FINANCIERS


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THIS AMENDMENT AND RESTATEMENT AGREEMENT

          is made on  30 June 2000 between the following parties:

          1. TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP a limited partnership formed and registered under the Partnership Act 1958 of Victoria, the general partner of which is:

                    TXU AUSTRALIA HOLDINGS (AGP) PTY LTD (ACN 086 014 931) having an office at Level 17, 452 Flinders Street, Melbourne, Victoria 3000

               and the limited partners of which are:

                    TXU AUSTRALIA (LP) NO. 1 LIMITED (previously known as TU Australia Holdings No. 1 Limited) (ARBN 086 406 733) a company incorporated in England and Wales with the registration number 3679715 and having an office at Kempson House, Camomile Street, London EC3A 7AN; and

                    TXU AUSTRALIA (LP) NO. 2 LIMITED (previously known as TU Australia Holdings No. 2 Limited) (ARBN 086 406 724) a company incorporated in England and Wales with the registration number 3679712 and having an office at Kempson House, Camomile Street, London EC3A 7AN

               (PARTNERSHIP)

          2. TXU ELECTRICITY LIMITED (previously known as Eastern Energy Limited) (ACN 064 651 118) of Level 17, 452 Flinders Street, Melbourne, Victoria (EASTERN)

          3. TXU CORP. (previously trading as Texas Utilities Company) a Texas corporation having an office at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, United States of America (GUARANTOR)

          4. CITIBANK, N.A. (ARBN 072 814 058) of Level 26, 101 Collins Street, Melbourne, Victoria 3000 (CITIBANK, EXISTING ADMINISTRATIVE AGENT AND ARRANGER)

          5. BA AUSTRALIA LIMITED (ACN 004 617 341) of Level 37, Rialto South Tower, 525 Collins Street, Melbourne, Victoria 3000 (BA)

          6. WESTPAC BANKING CORPORATION (ARBN 007 457 141) of 360 Collins Street, Melbourne, Victoria 3000 (WESTPAC)

          7. CITISECURITIES LIMITED (ACN 008 489 610) of Level 10, 1 Margaret Street, Sydney, New South Wales 2000 (NEW ADMINISTRATIVE AGENT)

RECITALS

          A. The Partnership, Eastern and Citibank entered into a Subordinated Facility Agreement on 24 February 1999 amended by a First


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               Amending Agreement dated 24 August 1999 and by a Second Amending
               Agreement dated 23 December 1999 (FACILITY AGREEMENT).

          B.   This agreement sets out the agreement of the parties to:

               (a) provide for the payment by Eastern and the Partnership of all interest accrued and unpaid under the Facility Agreement as at (and up to and including) 30 June 2000;

               (b) provide for the Partnership to make a further drawing under the Facility Agreement and for Eastern to repay all the drawings made to it under the Facility Agreement;

               (c) novate the rights, liabilities and obligations of Eastern as borrower under the Facility Agreement to the Partnership;

               (d) amend the Facility Agreement on and from Financial Close (as defined below) in the manner set out in the Amended and Restated Subordinated Facility Agreement (as defined below);

               (e) provide for the execution of the Deed Poll and the issue of Loan Notes to the Original Financiers;

               (f) provide for the retirement of the Existing Administrative Agent and the appointment of the New Administrative Agent; and

               (g) replace, on and from Financial Close (as defined below), the Texas Guarantee with the Replacement Texas Guarantee.

THE PARTIES AGREE

          in consideration of, among other things, the mutual promises contained in this agreement:

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1    DEFINITIONS AND INTERPRETATION

     1.1  NEW DEFINITIONS

          In this agreement:

          AMENDED AND RESTATED SUBORDINATED FACILITY AGREEMENT means, on and from Financial Close, the Facility Agreement as amended and restated in the form set out in schedule 2 of this agreement.

          AMENDMENT DOCUMENTS means:

          (a)  this agreement;

          (b)  the Amended and Restated Subordinated Facility Agreement;

          (c)  the Deed Poll; and

          (d)  the Replacement Texas Guarantee.

          COMMITTED AMOUNT means, for an Original Financier, the amount set opposite the name of such Original Financier in schedule 1 (Original Financiers) of this agreement.


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          DEED OF COMMON TERMS means the deed previously known as the security trust deed dated 24 February 1999 as amended by a deed dated on or about 22 February 2000 executed by the parties defined therein as the Core Borrowers, the parties defined therein as Obligors, TXU Corp., each of the parties therein as the Financiers, each of the parties defined therein as the Hedge Counterparties, each of the parties defined therein as the Junior Financiers and each of the parties defined therein as the Facility A Agent, the Facility B Agent, the Facility D Agent and the Trustee.

          DEED POLL means the deed poll in or substantially in the form set out in schedule 3 (Deed Poll) to the form of the Amended and Restated Subordinated Facility Agreement.

          DRAWING means the outstanding principal amount of a drawing made under the Facility.

          EVENT OF DEFAULT has the meaning given to it in clause 15 (Events of Default) of the Facility Agreement.

          FACILITY LIMIT means A$413,000,000.

          FACILITY means the loan facility granted by the Facility Agreement.

          FINANCIAL CLOSE means the date to be determined in accordance with the provisions of the Amended and Restated Subordinated Facility Agreement.

          LOAN NOTES means a debt obligation of the Partnership in its capacity as borrower owing under the Deed Poll to a Financier under the Amended and Restated Subordinated Facility Agreement.

          NEW FINANCIERS means the financial institutions listed in schedule 3 (New Financiers) of this agreement and NEW FINANCIER means any of them.

          ORIGINAL FINANCIERS means Citibank, BA and Westpac and ORIGINAL FINANCIER means each of them.

          PARTNERSHIP DEED means the Limited Partnership Deed made on 27 January 1999 as amended on 23 February 1999, 16 May 2000 and 31 May 2000 between the General Partner and the Limited Partners in order to form the Partnership.

          PROPORTION means, for an Original Financier, in respect of the Facility, the proportion which its Committed Amount bears to the Facility Limit.

          REGISTER means the register of Loan Notes to be established under clause 9 (Registration) of the Amended and Restated Subordinated Facility Agreement.

          REPLACEMENT TEXAS GUARANTEE means a guarantee to be executed by the Guarantor in favour of the New Administrative Agent, the Arranger and the Financiers party to the Amended and Restated Subordinated Facility Agreement from time to time and expressed to be effective as of Financial Close in respect of the liabilities and obligations of the Partnership as sole borrower under the Amended and Restated Subordinated Facility Agreement.

          TEXAS GUARANTEE means the instrument entitled "Guaranty" dated as of 24 February 1999 by the Guarantor in favour of Citibank, as financier in relation to the Facility Agreement and in respect of which Citibank, N.A., with the prior consent of the Guarantor, assigned a


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          portion of its rights on 24 December 1999 to BA and a portion of its rights on 30 December 1999 to Westpac.

          TRANSACTION DOCUMENT means the Facility Agreement, the Texas Guarantee (as replaced by the Replacement Texas Guarantee), the Deed of Common Terms, the fee letter referred to in clause 8.1 (Fees) of the Facility Agreement, any document which the Partnership or Eastern or the Guarantor acknowledges to be a Transaction Document and any other document connected with any of them.

          TRANSFERRED PORTION means, in relation to each New Financier, the aggregate of the portions of the Committed Amounts assigned and transferred by all Original Financiers to such New Financier.

     1.2  INCORPORATED DEFINITIONS

          In this agreement, a word or phrase defined in the Facility Agreement and not defined in clause 1.1 (New definitions) has the same meaning as in the Facility Agreement.

     1.3  INTERPRETATION

          In this agreement unless the contrary intention appears:

          (a) a reference to this agreement or another instrument includes any variation or replacement of any of them;

          (b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (c)  the singular includes the plural and vice versa;

          (d) the word "person" includes a firm, body corporate, an unincorporated association or an authority;

          (e) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

          (f) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

          (g) an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

          (h) a reference to an accounting term is to be interpreted in accordance with accounting standards under the Corporations Law and, if not inconsistent with those accounting standards, generally accepted principles and practices in Australia consistently applied by a body corporate or as between bodies corporate and over time;

          (i) a reference to any thing (including, without limitation, any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually;


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          (j)  if an act prescribed under this agreement to be done by a party on or by a given day is done after 5.30pm on that day, it is to be taken to be done on the following day.

     1.4  HEADINGS

          Headings are inserted for convenience and do not affect the interpretation of this agreement.

     1.5  TRANSACTION DOCUMENT

          This agreement is a Transaction Document as defined in, and for the purposes of, the Deed of Common Terms. The rights of the Original Financiers, and the obligations of the Partnership, under this agreement are subject to the terms of the Deed of Common Terms.

     1.6  PARTNERSHIP

          If this agreement requires or permits any act, matter or thing to be done by the Partnership, that act, matter or thing must be done by the General Partner and, once done, will be deemed to bind:

          (a)  the Partnership; and

          (b) each of the partners in the Partnership in accordance with the Partnership Deed.

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2    FACILITY AGREEMENT AND TEXAS GUARANTEE

     2.1  INTEREST PAYMENT

          On 30 June 2000, each of the Partnership and Eastern will pay the Existing Administrative Agent for the account of the Original Financiers an amount equal to the total amount of interest accrued on their respective Drawings but unpaid for the period up to but excluding 30 June 2000.

     2.2  REPAYMENT AND RE-BORROWING

          Subject to the receipt by the Existing Administrative Agent of an amount not less than the aggregate of the interest referred to in clause 2.1 (Interest Payment):

          (a) provided that no Event of Default has occurred and is subsisting on 30 June 2000, notwithstanding the terms of the Facility, each of the Original Financiers agrees to make available a Drawing under the Facility on 30 June 2000 to the Partnership of an amount equal to the aggregate amount of all Drawings provided to Eastern under the Facility by providing its Proportion of such Drawing;

          (b) on 30 June 2000, Eastern will repay the aggregate amount of all Drawings provided to it and the Original Financiers direct Eastern to make a payment on 30 June 2000 directly to the Partnership (or at its direction) of an amount equal to such amount to be repaid by Eastern; and


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          (c)  Eastern, the Partnership, the Existing Administrative Agent and
               the Original Financiers agree that the payment referred to in clause 2.2(b) will be:

               (1) in full and final payment of Eastern's liabilities and obligations to the Original Financiers in relation to the Facility; and

               (2) construed as the making available of the Drawing to the Partnership on 30 June 2000 referred to in clause 2.2(a) by the Original Financiers.

     2.3  NOVATION

          On and from 30 June 2000, subject to the receipt by the Existing Administrative Agent of written confirmation from the Partnership and Eastern of the completion of the direction by the Original Financiers in clause 2.2(b) (Repayment and Re-borrowing), the Original Financiers consent to the assignment and transfer by Eastern of all of its rights, liabilities and obligations under the Facility Agreement to the Partnership and whereupon:

          (a) Eastern is released from all its liabilities and obligations, and ceases to be entitled to all of its rights, under the Facility Agreement; and

          (b) the Partnership assumes the liabilities and obligations of Eastern and acquires the rights of Eastern which are identical to the rights, liabilities and obligations of Eastern which ceased under clause 2.3(a), and the Partnership and Eastern must notify the Existing Administrative Agent of the completion of such assignment and transfer.

     2.4 AMENDMENT AND RESTATEMENT OF FACILITY AGREEMENT AND REPLACEMENT OF TEXAS GUARANTEE

          Subject to the completion of each of the matters referred to in clauses 2.1 (Interest Payment) and 2.2 (Repayment and Re-Borrowing) and upon the receipt by the Existing Administrative Agent of written confirmation from the Partnership and Eastern of the completion of the assignment and transfer referred to in clause 2.3 (Novation), the following will occur on 30 June 2000 in the order set out below:

          (a) the Existing Administrative Agent must notify the Arranger, the New Administrative Agent and the Original Financiers in writing of the completion of such assignment and transfer referred to in clause 2.3 (Novation);

          (b) the Existing Administrative Agent retires and is discharged from its rights, powers and obligations under the Facility Agreement; and

          (c)  the following events occur in the order set out below:

               (i) the Facility Agreement is amended and restated in the form set out in schedule 2 (Form of Amended and Restated Subordinated Facility Agreement);

               (ii) the New Administrative Agent is appointed as the
                    Administrative Agent under the Amended and Restated Subordinated Facility Agreement and has all the rights, powers and obligations of the Administrative Agent under the


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                    Amended and Restated Subordinated Facility Agreement and the
                    Transaction Documents;

               (iii) the Guarantor must execute, and deliver to the New
                    Administrative Agent, the Replacement Texas Guarantee in favour of the New Administrative Agent, the Arranger and the parties defined as Financiers under the Amended and Restated Subordinated Facility Agreement in relation to the liabilities and obligations of the Partnership as borrower under the Amended and Restated Subordinated Facility Agreement on the basis that the Replacement Texas Guarantee is in replacement of the Texas Guarantee on and from 30 June 2000;

               (iv) the Partnership, the New Administrative Agent, the Arranger
                    and the Original Financiers must execute, and deliver to the New Administrative Agent, the Deed Poll; and

               (v) immediately after the receipt by the New Administrative Agent of the executed Replacement Texas Guarantee and the Deed Poll notwithstanding the provisions in the Amended and Restated Subordinated Facility Agreement and the Deed Poll in relation to the issue of Loan Notes, the Partnership shall cause each Original Financier to be issued with a Loan Note (by inscription in the Register) with a principal amount equal to that Original Financier's Committed Amount.

     2.5  AMENDMENTS NOT TO AFFECT VALIDITY, RIGHTS, OBLIGATIONS

          (a) The amendments to, and the restatement of, the Facility Agreement do not affect the legality, validity or enforceability of the Amended and Restated Subordinated Facility Agreement.

          (b)  Nothing in this agreement:

               (1) prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Facility Agreement up to 30 June 2000; or

               (2) discharges, releases or otherwise affects any liability or obligation arising under the Facility Agreement or the Transaction Documents up to 30 June 2000.

     2.6  CONFIRMATION

          Upon and from the date of the occurrence of the matters set out in clause 2.3 (Amendment and restatement of Facility Agreement and replacement of Texas Guarantee), each party to this agreement who is expressed to be a party to the Amended and Restated Subordinated Facility Agreement agrees that it is bound by the Amended and Restated Subordinated Facility Agreement.


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3    NEW FINANCIERS

     Subject to, and following, the occurrence of each of the events and matters set out in clauses 2.1 (Interest Payment), 2.2 (Repayment and Re-Borrowing) and 2.3 (Novation), pursuant to (but without prejudice to) the terms of clause 2 (Issue of Loan Notes under the Facility) of the Amended and Restated Subordinated Facility Agreement, it is envisaged that, on Financial Close:

     (a) each Original Financier will assign and transfer to each New Financier a part of its rights and obligations in the Committed Amount such that each New Financier has the rights against and obligations to the Partnership (in its capacity as Borrower under the Amended and Subordinated Facility Agreement) in respect of such New Financier's Commitment;

     (b) each New Financier will accept such assignment and transfer of its Transferred Portion and agree to accept a Loan Note for the amount of the Transferred Portion in accordance with the provisions of the Amended and Restated Subordinated Facility Agreement;

     (c) each Original Financier will be issued a Loan Note for the amount of their Committed Amount less their respective amounts assigned and transferred to the New Financiers and the Loan Notes issued to them under clause 2.4(c)(v) (Amendment and Restatement of Facility Agreement and replacement of Texas Guarantee) will be cancelled;

     (d) the New Financiers, the Original Financiers and each of the parties expressed to be a party to the Amended and Restated Subordinated Facility Agreement will assume obligations towards each other and acquire rights against each other as set out in the Amended and Restated Subordinated Facility Agreement and the Deed Poll; and

     (e) for the avoidance of doubt, the Original Financiers will cease to be entitled to and bound by the rights and obligations in relation to the Loan Notes issued to them under clause 2.4(c)(v) (Amendment and restatement of Facility Agreement and replacement of the Texas Guarantee) pursuant to the cancellation of such Loan Notes referred to in clause 3(c).

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4    REPRESENTATIONS AND WARRANTIES

     4.1  REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

          The Partnership represents and warrants that:

          (a) the representations and warranties set out in clause 5.1 (Representations and warranties) of the Amended and Restated Facility Agreement (other than clause 5.1(a)) which are incorporated by reference into this agreement as if set out in full in this clause where references to the "Borrower" is construed as references to the Partnership, references to the "Financiers" are references to the Original Financiers and references to the "Administrative Agent" are references to the Existing Administrative Agent, the New Administrative Agent and the Arranger) are correct and not misleading;


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          (b)  except as otherwise disclosed to the Existing Administrative
               Agent in writing prior to the date of this agreement, none of the documents of which certified copies or originals were tendered to the Existing Administrative Agent on or about 24 February 1999 in satisfaction of the conditions precedent in clause 3.1 (Conditions precedent) of the Facility Agreement has been amended, modified or revoked and each such document remains in full force and effect; and

          (c) no Event of Default or Potential Event of Default has occurred and is continuing or would result from the execution of this agreement, the amendments to be made to the Facility Agreement on Financial Close pursuant to this agreement or the execution of the Replacement Texas Guarantee.

     4.2  SCOPE

          The Partnership acknowledges that the representations and warranties made by it in clause 4.1(a) (Representations and warranties of the Partnership) are made on the basis that this agreement is a Transaction Document.

     4.3  REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

          The Guarantor represents and warrants that no Event of Default or Potential Event of Default has occurred and is continuing or would result from the execution of this agreement, the amendments to be made to the Facility Agreement as set out in the Amended and Restated Subordinated Facility Agreement on Financial Close pursuant to this agreement or the execution of the Replacement Texas Guarantee.

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5    GENERAL

     5.1  GOVERNING LAW AND JURISDICTION

          (a)  This agreement is governed by the law in force in New South
               Wales.

          (b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

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6    MISCELLANEOUS

     6.1  COUNTERPARTS

          This agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.


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     6.2  EXERCISE OF RIGHTS

          Any of the Existing Administrative Agent, the New Administrative Agent, the Arranger and the Original Financiers may exercise a right, power or remedy at its respective discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by such party does not prevent a further exercise of that or an exercise of any other right, power or remedy. Failure by such party to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The Existing Administrative Agent, the New Administrative Agent, the Arranger and the Original Financiers are not liable for any loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising the right, power or remedy.

     6.3  WAIVER AND VARIATION

          A provision of or a right created under this agreement may not be waived or varied except in writing signed by the party or parties to be bound.

     6.4  SUPERVENING LEGISLATION

          Any present or future legislation which operates to vary the obligations of the Partnership, Eastern or the Guarantor in connection with this agreement with the result that the rights, powers or remedies of any of the Existing Administrative Agent, the New Administrative Agent, the Arranger and the Original Financiers are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

     6.5  APPROVALS AND CONSENT

          Any of the Existing Administrative Agent, the New Administrative Agent, the Arranger and the Original Financiers may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

     6.6  REMEDIES CUMULATIVE

          The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

     6.7  TIME OF THE ESSENCE

          Time is of the essence of this agreement in respect of an obligation of each of the Partnership and Eastern to pay money.

     6.8  FURTHER ASSURANCES

          At the request of the New Administrative Agent or the Arranger, each of the Partnership, Eastern and the Guarantor must, at its own expense:

          (a) execute and cause its successors to execute documents and do everything else necessary or appropriate to bind it and its successors under the Transaction Documents; and


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          (b)  use its best endeavours to cause relevant third parties to do likewise to bind every person intended to be bound under the Transaction Documents.


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SCHEDULE 1 - ORIGINAL FINANCIERS

------------------------------------------- ------------------------------------
              ORIGINAL FINANCIER                       COMMITTED AMOUNT
------------------------------------------- ------------------------------------
Citibank, N.A.                                         A$213,000,000
------------------------------------------- ------------------------------------
BA Australia Limited                                   A$100,000,000
------------------------------------------- ------------------------------------
Westpac Banking Corporation                            A$100,000,000
------------------------------------------- ------------------------------------


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SCHEDULE 2 - FORM OF AMENDED AND RESTATED SUBORDINATED FACILITY AGREEMENT




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